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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 12, 2003



                                 USA INTERACTIVE
               (Exact name of Registrant as specified in charter)



      Delaware                           0-20570                59-2712887
(State or other jurisdiction        (Commission File            (IRS Employer
    of incorporation)                    Number)             Identification No.)



                    152 West 57th Street, New York, NY 10019
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (212) 314-7300



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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 12, 2003, USA Interactive issued a press release, the full text of which is set forth below:


         USA INTERACTIVE ADVISED THAT VIVENDI UNIVERSAL HAS ENTERED INTO
                  AGREEMENT TO SELL 28 MILLION WARRANTS OF USAI

New York - February 12, 2003 --USA Interactive (Nasdaq: USAI) announced today that it has been advised by Vivendi Universal, S.A. that Vivendi has entered into an agreement to sell to an affiliate of Deutsche Bank 28 million warrants to acquire shares of USA common stock (in two tranches), plus an option to acquire approximately 4.19 million additional warrants. In addition, Deutsche Bank announced today that an affiliate of Deutsche Bank is offering to sell notes exchangeable into approximately 28 million shares of USA common stock. USA has been advised that the transactions are subject to customary closing conditions and are expected to be completed in three business days. USA is not receiving any of the proceeds from the sale of the warrants from Vivendi to Deutsche Bank or from the sale of the notes by Deutsche Bank.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. The warrants and the shares of USA common stock issuable upon exercise of the warrants have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT USA INTERACTIVE

USA Interactive (Nasdaq: USAI) engages worldwide in the business of interactivity via the Internet, the television and the telephone. USA's multiple brands are organized across three areas: Electronic Retailing, Information & Services and Travel Services. Electronic Retailing is comprised of HSN, America's Store, HSN.com, and Home Shopping Europe and Euvia in Germany. Information & Services includes Ticketmaster, Match.com, uDate (transaction pending), Citysearch, Evite, Entertainment Publications (transaction pending) and Precision Response Corporation. Travel Services consists of Expedia (Nasdaq:
EXPE), Hotels.com (Nasdaq: ROOM), Interval International, TV Travel Group and USA's forthcoming U.S. cable travel network.


                                      # # #

CONTACTS:

Ron Sato, USA Interactive Corporate Communications, 212/314-7254
Roger Clark/Lauren Rosenfield, USA Interactive Investor Relations, 212/314-7400




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         USA INTERACTIVE


                                         By: /s/  DARA KHOSROWSHAHI
                                            ---------------------------------
                                         Name:  Dara Khosrowshahi
                                         Title: Executive Vice President and
                                                Chief Financial Officer


         Date: February 12, 2003